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                                                                   Exhibit 10.8

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT ("Lease") made as of the 10th day of September, 1998, between CML Realty Corp. , a New Hampshire corporation with its principal place of business at 6 Loudon Road, Concord, Merrimack County, New Hampshire, sometimes hereinafter referred to as "Lessor" and Corel Inc. referred to hereinafter as "Lessee or "Tenant."

                              W I T N E S S E T H:

     WHEREAS, Lessor currently owns the entire five-story office building containing 61,956 square feet located at 6 Loudon Road, Concord, New Hampshire, on a parcel of land consisting of approximately 3.96 acres shown as Lot #2 on a certain plan entitled "Survey for Earl Flanders, Location Concord, New Hampshire" dated October 6, 1975, prepared by Rayco Engineering recorded at Merrimack County Registry of Deeds as Plan #4160 (the "Premises" or "Office Building");

     WHEREAS, Lessor and Lessee desire that a portion of the 2nd floor of the office Building be leased to Lessee for its exclusive occupancy ("Lessee's Quarters"), and that portions of the Office Building shall be used in common by Lessee and other tenants ("Quarters Used in Common");

     WHEREAS, portions of the Premises have been designed for the parking of motor vehicles ("Parking Facilities"); and

     WHEREAS, the Lessee's Quarters, Quarters Used in Common and Parking Facilities are together hereinafter sometimes referred to as the "Leased Premises".

     NOW THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:


     1. TERM The initial term of this Lease shall be for a period of five (5) years commencing an October 15, 1998 and ending October 31, 2003.


     2. LEASED PREMISES.

          A. LESSEE'S QUARTERS. Lessor does hereby' lease to Lessee for its exclusive use the Lessee's Quarters which are designated by red diagonal lines on the plan of the 2nd Floor Office Building (the "2nd Floor Plan") attached hereto. The area so designated shall be occupied exclusively by the Lessee.

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          B. QUARTERS USED IN COMMON. Lessor grants; to Lessee the right (i) to use in common with Lessor and other tenants, the Quarters Used in Common designated by green diagonal lines can the 2nd Floor Plan and
          (ii) to use in common with other tenants, certain portions of the Office Building necessary for access to Lessee's Quarters which shall include, without limiting the generality of the foregoing, the common hallway, stairways, stairwells, lobby, rest room facilities, elevators and certain pipes, ducts, conduits and wires.

          C. PARKING FACILITIES. Lessee agrees that its use, and the use of the Parking Facilities by its employees, agents and invitees, shall be limited solely to the Parking Facility located directly south of the office Building and in accordance with the parkings and use restrictions generally applicable from time to time to the Parking Facility. Lessor shall permit Lessee to use the driveways and walkways for access to and from the Office Building.

          D. SMOKING AREA. Lessee agrees that smoking is not permitted on the Premises except in certain areas or facilities designated by Lessor from time to time ("Smoking Area"). Lessee agrees that its use of the Premises, and the use by its employees, agents and invitees, for smoking shall be limited solely to the Smoking Area(s) designated from time to time.


     3. BASE RENT. Lessee shall pay to Lessor annual rent in the amount of Two Hundred and Eight Thousand Dollars ($208,000.00) the "Base which Base Rent is calculated at Sixteen Dollars ($16.00) per square square foot for Thirteen Thousand (13,000) square feet (except for any fractional months at the beginning and end of each term which shall be prorated) . Lessee shall make payments in equal monthly installments of Seventeen Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($17,333.33) in advance on the first day of each month.


     4. ADDITIONAL RENT. Commencing as of January, 1, 2000 and each year thereafter on the anniversary date thereof, Lessee agrees to Day Lessor as additional rent a sum equal to Twenty Percent (20%) of the if any, by which the cost to Lessor for (i) real estate taxes for the Premises for the tax year beginning April 1, 1999, and (ii) water, heating, and electricity for the Premises actually consumed during the calendar year ending on the immediately preceding December 31, 1999 is greater than the individual cost to the Lessor for the like items for the tax year beginning April 1, 1995 and for actual consumption during the calendar year ending December 31, 1998.

     Lessee's share of the additional rent shall be calculated by Lessor for each rental year as soon as all of the foregoing costs become Lessee's share shall be prorated in

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accordance with the portion of the preceding calendar year during which this
Lease was in effect. Lessee shall pay the additional rent, if applicable, for each calendar year within thirty (30) days of Lessee's receipt of written notice by Lessor of the amount of suh additional rent due. Lessor shall provide upon written request by Lessee copies of the bills for real estate taxes, water, heating and electricity.


     5. UTILITIES. Subject to reimbursement by Lessee pursuant to Paragraph 4 herein, Lessor shall pay all utility charges with respect to the Lessee's Quarters and Quarters Used in Common (except telephone charges) and shall at its expense provide heat, water, interior lighting, air conditioning and electricity for Lessee's Quarters in quantities reasonably appropriate for standard office occupancy.


     6. REPAIRS, CLEANING AND OTHER SERVICES. Lessor shall at its own expense maintain in good repair and state of cleanliness the Office (including without limitation, the roof, exterior walls, foundation, doors and windows, and utility systems) the walkwavs, driveways, Parking Facilities and the Quarters Used in Common, including without limiting the generality of the foregoing, all plumbing and air conditioning, elevators, and standpipe fire retention system. Lessor shall maintain the unattended elevator service and remove snow from the Parking Facilities, driveways and walkways.


     7. CONDITION OF LESSEE'S QUARTERS. Lessee shall at its own expense maintain the Lessee's Quarters in good repair and state Of cleanliness. Lessee, accompanied by Lessor, may enter the Lessee's Quarters ii advance of the term of this Lease for the purpose of inspection. Lessee may install in the Lessee's Quarters at its own expense fixtures, equipment, window coverings, furnishings and other effects for the purpose of decorating the interior of the Lessee's Quarters. Such items that Lessee installs shall remain property of Lessee throughout the Term of this Lease and upon expiration or termination therein.

     7A. LEASEHOLD IMPROVEMENTS, Lessor shall be responsible for all Leasehold Improvements as mutually agreed between Lessor and Lessee including but not limited to:

          - demolition of existing fit-up
          - carpet and base replacement
          - complete construction of office environment as per specifications
          - quality ceiling tiles and appropriate placement of lighting grid
          - electrical requirements as per specifications
          - HVAC installation and balancing as per specifications
          - any other work necessary to meet Building Code requirements. ("Leasehold Improvements")

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     (i)   All Leasehold Improvements must be substantially completed in accordance with the specifications mutually agreed upon by both parties by no later than October 15, 1998.

     (ii) Fixturing Period. Lessee may enter premises, rent free, on October 7, 1998 for installation of voice and data cabling and any other equipment to establish a normal working environment.

     (iii) If Leasehold Improvements are not completed by October 15, 1998, Lessee has the right to occupy the Lessee's quarters rent free until such time as Leasehold Improvements are completed.


     8. RIGHT OF ENTRY. The Lessor may enter Lessee's Quarters for the reasonable purposes, such as but not limited to, the making of repairs or renovations to, or the showing of the Lessee's Quarters to prospective tenants, at any reasonable time during normal business hours and upon 24 hours prior notice and in a manner that does not interfere with Lessee's use thereof.


     9. RESTRICTIONS. Lessee agrees that it shall not permit any portion of the Lessee's Quarters to be used (i) so as to cause unreasonable noise or other nuisance; (ii) so as to consume unreasonable amounts of heat, electricity or water; or (iii) for the conduct of activities involved in the promotion, distribution or sale of alcohol, tobacco, gambling or pornography materials or activities, (iv) for the performance of medical or related procedure for abortion or euthanasia; (v) for the use, storage, generation, transportation or disposal of hazardous waste; or (vi) for the conduct of any acts prohibited by law. Lessee shall not make or permit to be made any structural alteration, improvement or addition in or to the Lessee's Quarters unless approved in writing by the Lessor or sublease Lessee's Quarters or assign this, Lease without Lessor's consent, which consent shall not be unreasonably withheld. Lessor's consent to any such assignment or sublease shall not be deemed a waiver with regard to the requirement for its consent to any future assignment or subleases.


     10. EMINENT DOMAIN OR DESTRUCTION. If the Leased Premises or any substantial portion thereof shall be taken by the exercise of the right of eminent domain or shall be destroyed or damaged by fire, water or other unavoidable casualty or by action of any public authority, or shall suffer any direct consequential damage for which Lessor and Lessee, or either of them, shall be entitled to compensation by reason of anything done in pursuance to any public or other authority during this Lease or any extension thereof, then this Lease shall terminate at the election of either party hereto which election may be made, whether or not Lessor's entire interest has been divested; and if neither party shall

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so elect, then in case of such taking, destruction or damage rendering the premises unfit for use and occupation, a just proportion of said rent according to the nature and extent of the injury shall be abated until the Leased Premises, or in the case of a partial taking that portion which may remain thereof, shall have been put by Lessor at its sole cost and expense in proper condition for use and occupation. Lessor reserves and excepts all rights to damages to the Leased Premises by reason of anything lawfully done in pursuance of any public or other authority; and by way of confirmation, Lessee grants to Lessor all Lessee's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request. Lessor or Lessee shall give the other party notice of its decision to terminate this Lease within ninety (90) days after any such occurrence giving rise t:o such party's right to so terminate. If the Lease is not terminated, Lessor shall promptly commence to restore the Leased Premises.


     11. WASTE. Lessee agrees that it will not suffer any waste on the Leased Premises and that it will peaceably quit and deliver to Lessor, the Lessee's Quarters when required to do so under the terms of this Lease in as good order and condition, reasonable wear and tear and unavoidable, casualties excepted, as the same were delivered to Lessee on the date hereof.


     12. DEFAULT AND TERMINATION. 1) If Lessee shall neglect or fail to make any rental payment within thirty (30) days after its due date provided that Lessee is given a reasonable opportunity to cure such default, or if Lessee shall fail to cure (or to commence to cure) a default in the performance of any of the other of Lessee's covenants within thirty (30) days after date of notice of such default by Lessor, or if Lessee, having commenced to cure a default within the thirty (30) days period, shall fail to complete the curing of the default without unreasonable delay, Lessor lawfully may immediately or any time thereafter terminate this agreement. Lessor shall have all rights described herein and this Lease shall also terminate if (i) the leasehold hereby created shaIl be taken on execution or by other process of law, (ii) any assignment shaIl be made of Lessee's property for the benefit of creditors, (iii) a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or part of Lessee's property, or (iv) Lessee commits any act of bankruptcy, or if a petition is filed by Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within thirty (30) days from the date upon which it is filed. Lessee covenants that if the Lease is terminated, Lessee shall be liable to Lessor for payment of a sum equal to the amount of the rent and other payments called for hereunder for the remainder of the original term and any extensions thereof, less any amounts received by Lessor as a result of Lessor's lease of the Lessee's Quarters to a third party. Lessor shall make reasonable efforts to lease the Lessee's Quarters at rent equal to the prevailing local raze. In addition, Lessee shall pay Lessor's expenses, including, but not limited to, court costs and

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attorneys' fees, incurred in enforcing any obligation of this Lease with which
Lessee has not complied. 2) Not withstanding any other provisions in this contract and provided that notice is given no earlier than April 30, 2001, either party may terminate this agreement by providing a six (6) month prior written notice to the other party.


     13. INDEMNIFICATION. Lessee shall indemnify and save Lessor harmless from any and all liability, loss, damage, expenses, causes of action, suits, claims or judgments arising from loss of life, injury to person or property resulting from or based upon the actual injury to person or property resulting from or based upon the actual or alleged use, operation, delivery to or transportation from any or all of the Leased Premises or their location or condition, except for any such liability arising from Lessor's acts of negligence; or from any loss or damage from Lessee's failure to perform its obligations under this Lease; and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others, upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor, and pay Lessor's expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of this Lease which has not been complied with by Lessee. In alike manner, the lessor shall indemnify and hold harmless the Lessee from any and all liability and claims which are the lessor's responsibility and shall pay all expenses, including reasonable attorney's fees, to defend and or settle claims which are judged the responsibility of the Lessor.


     14. SUCCESSORS. The conditions, agreements, covenants and provisions contained herein shall extend to and be binding upon the successors and assigns of Lessor and Lessee; provided, however, that Lessee shall not assign this Lease or sublease the Lessee's Quarters without written consent of Lessor, such consent not to be unreasonably withheld. No "for lease" sign 'or advertisement of any type shall be placed by Lessee on the Premises without the advance written consent of Lessor, which consent may be withheld by Lessor in Lessor's absolute discretion. No sublease rental amount below the then current standard price quoted by Lessor for comparable space shall be publicized by Lessee or shall be communicated by Lessee to any real estate agent or broker. Lessor shall provide to Lessee no less than ninety (90) days written notice of any assignment of this Lease.


     15 . NOTICES. All notices which may be given under the terms of this instrument shall be in writing and, if mailed, shall be sent by registered or certified mail, return receipt required, or by a nationally recognized express delivery service, to the respective parties at the addresses shown below or to such other address as the parties have notified each other of by such written notice or by facsimile, confirmation receipt required.


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CML Realty Corp.                        Corel Corporation
ATTENTION: Douglas G. Noyes             ATTENTION: Director, Facility Management
6 Loudon Road, Suite 503                1600 Carling Ave.
Concord, NH 03301                       Ottawa, Ontario K1Z 8R7 Canada
                                        Copy to Corel's Legal Department
Fax No. 603-224-1795                    Fax No. 613-725-2691


     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties concerning the subject matter and supersedes all prior statements, representations, discussions, negotiations land and agreements both oral and written and embodies the entire agreement between Lessor and Lessee and may not be modified, changed or altered in any way except in writing by authorized signing officers of each party.


     17. SUBORDINATION TO MORTGAGES. This Lease is subordinated to mortgages in favor of The Penn Mutual Life Insurance Company and Christian Mutual Life Insurance Company, as recorded in Merrimack County Registry of Deeds and to any subsequent mortgages. The Lessee shall, when requested, promptIy execute and deliver any such instrument as may be reasonably necessary or helpful to evidence the subordination of this Lease to any such mortgages and/or to permit additional assignment of Lessor's rights herein. Tenant's subordination and obligations hereunder shall be conditioned upon Lessor's delivery to tenant of a non-disturbance agreement from each such mortgage holder.



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     IN WITNESS WHEREOF, CML Realty Corp., Lessor, and Corel Inc., Lessee, have executed this Lease in original counterparts on the date written above.

Witness:                           CML REALTY CORP., LESSOR

                                   By:
                                      ------------------------------------------
                                            Douglas G. Noyes
                                            Its: Duly authorized individual


Witness:                           COREL INC, LESSEE


                                   By:
-----------------                     ------------------------------------------
                                            Michael O'Reilly
                                            Its: Vice President Finance, CFO,
                                                 Treasurer


                                   By:
-----------------                     ------------------------------------------
                                            Mitch Desrochers
                                            Its: Controllers


STATE OF NEW HAMPSHIRE
County of Merrimack

     The foregoing instrument was acknowledged before me this14th day of September, 1998 by Douglas G. Noyes, duly authorized individual of CML Realty Corp.


                                              ----------------------------------
                                              Justice of the Peace/Notary Public


     The foregoing instrument was acknowledged before me this 10th of September, 1998 by Michael O'Reilly, Vice President Finance, CFO, Treasurer and Mitch Desrochers, Controller of Corel Inc.


                                              ----------------------------------
                                              Justice of the Peace/Notary Public


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